PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (this "Agreement") dated as of July 24, 1996, is by and between ASSET INVESTORS CORPORATION, a Maryland corporation (the
"Borrower) and FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                               W I T N E S S E T H

         WHEREAS, the Bank has made or may make loans, advances or otherwise extend credit to the Borrower pursuant to a certain Revolving Credit and Term Loan Agreement, dated as of July 24, 1996 (as amended, modified, assigned or restated from time to time called the "Credit Agreement") between the Borrower and the Bank and the Borrower has requested, or may concurrently or hereafter request, other loans, advances or extensions of credit from the Bank;

         NOW, THEREFORE, for and in consideration of loans, advances or other extensions of credit under the Credit Agreement, the parties hereto agree as follows:

         SECTION 1. Definitions. All terms defined in the Credit Agreement shall have their respective defined meanings when used herein. Certain terms defined in Article 8 and Article 9 of the Uniform Commercial Code shall have the meanings assigned to them therein, including "certificated securities", "commodity account", "entitlement holder", "investment property", "securities account", "securities entitlements", "securities intermediary", and "uncertificated securities". In addition, as used herein:

         "Adjusted Cost Basis" shall have the meaning set forth in the Credit Agreement.

         "Assigned Rights" shall mean all rights and remedies, including any right to payment or to recourse to collateral, arising in connection with the Pledged Securities.

         "Agreement" shall mean this Pledge Agreement, as it may be amended, modified, supplemented, assigned, restated or replaced from time to time.

         "Collateral" shall mean all property or rights in which a security interest is granted hereunder.

         "Collateral Certificate" shall mean a certificate substantially similar to that attached as Exhibit A, identifying the Pledged Securities (provided that the failure by the Borrower to supply any of the information or documentation required by such certificate shall not impair the security interest hereby granted, but shall be deemed a covenant by the Borrower to supply such information or documentation within five Business Days after the date of such certificate).

         "Collection Account" shall have the meaning set forth in Section 4 hereof.

         "Credit Documents" shall mean the Credit Agreement and any promissory note or notes issued from time to time under the Credit Agreement.

         "Default" shall mean: (a) the occurrence of any "Event of Default" or similar occurrence under any Credit Document, including the occurrence of any Event of Default as defined in the Credit Agreement; (b) nonpayment, when due or demanded (if under a demand instrument) of any amount of the Liabilities; (c) failure to perform any agreement of the Borrower hereunder or under any Credit Document and such failure shall continue beyond any grace period expressly applicable thereto; or (d) any representation made, or deemed to be made, by the Borrower hereunder or under any Credit Document is untrue or incorrect in any material respect when made or deemed to be made.

         "Eligible Bonds" shall have the meaning set forth in the Credit Agreement.

         "Issuers" shall mean the issuers of the Pledged Securities.

         "Liabilities" shall mean all obligations of the Borrower under any Credit Document and under this Agreement, whether now or hereafter existing, or due or to become due.

         "Lien" shall mean any lien, charge, mortgage, security interest, hypothecation, conditional sale or other title retention arrangement or other encumbrance of any kind.

         "Pledged Securities" shall mean all securities now or hereafter owned, purchased or otherwise acquired by the Borrower with respect to which the Borrower delivers a Collateral Certificate to the Bank. It is intended that the Pledged Securities shall be Eligible Bonds, but any Pledged Security pledged in accordance with the terms hereof shall be Collateral subject hereto whether or not it met at the time of the pledge hereunder, or continued to meet thereafter, the requirements for an Eligible Bond.

         "Pledged Documents" shall mean all certificates, notes, loan agreements, debentures, trust agreements, security agreements, pledge agreements, mortgages, collateral mortgages, title retention documents, financing statements, participation agreements, participation certificates, guaranties, or other instruments or agreements which evidence or secure any of the Pledged Securities, or which are related to the Assigned Rights, all as amended, extended, modified renewed or replaced from time to time.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of Minnesota from time to time.

         Section 1.2 Interpretation. A Section or a Schedule is, unless otherwise stated, a reference to a section hereof or a schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The word "including" shall, in each instance, be deemed to mean "including but not limited to".

                     Section 2 - Grant of Security Interest

         Section 2 Grant of Security Interest. As security for the payment of all Liabilities, the Borrower hereby assigns to the Bank, and grants to the Bank a continuing security interest in, the following, whether now owned or hereafter arising or acquired:

         (a) all right, title, interest and claims of the Borrower in, to, under and in connection with the Pledged Securities, the Assigned Rights and the Pledged Documents, all rights to payments of the Pledged


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

         Securities, and the Assigned Rights and all rights to indemnities, damages and every other right in connection with the Pledged Securities, the Assigned Rights and the Pledged Documents, and all bond powers with respect thereto;

         (b) all other instruments, notes, securities or investments constituting proceeds of any Pledged Securities or purchased with proceeds (direct or indirect) of any Pledged Securities or exchanged for any Pledged Securities, together with the certificates evidencing the same and all stock or bond powers with respect thereto (sale or exchange of the Pledged Securities may be restricted by other provisions herein or in any other document, and this subsection is intended to describe the Collateral, and not to supersede any such other provisions);

         (c) all moneys or property representing dividends or interest or premium payments on the Pledged Securities or representing a distribution or return of capital upon or in respect of the Pledged Securities or any part thereof, or resulting from a split-up, revision, reclassification or other like change of the Pledged Securities, or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of the Pledged Securities;

         (d) all securities or commodities accounts with any broker, securities intermediary or commodity intermediary to the extent that the Pledged Securities are held in any such account and all securities entitlements of whatever type arising in connection with the Pledged Securities;

         (e) all right, title and interest of the Borrower in and to all insurance policies (including, without limitation, any credit insurance), participation agreements and any other agreement, instrument or document pertaining to, affecting, obtained by the Borrower in connection with, or arising out of, the Pledged Securities, Assigned Rights or Pledged Documents;

         (f) all now existing and hereafter arising accounts, contract rights and general intangibles constituting or relating to any of the foregoing;

         (g) all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, and other records, information, and data of the Borrower relating to the Pledged Securities (including all information, data, programs, tapes, discs and cards necessary or helpful in the administration or servicing of any of the foregoing Collateral); and

         (h)  all proceeds of any of the foregoing.

                   Section 3 - Representations and Warranties

         The Borrower represents and warrants to the Bank that:

         Section 3.1 Power and Authority; Valid and Binding Obligation. The execution and delivery of this Agreement, and the performance by the Borrower of its obligations hereunder, are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action. This Agreement is the Borrower's legal, valid and binding obligation, enforceable in accordance with its terms, the making and performance of which do not and will not contravene or conflict with the Borrower's charter or by-laws or violate or constitute a default under any law, any presently existing requirement or restriction imposed by judicial, arbitral or other governmental instrumentality or any agreement, instrument or indenture by which the Borrower or its property is bound.

         Section 3.2 Owner, No Other Financing Statements. The Borrower is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder. No financing statement (other than any which may have been filed on behalf of the Bank) covering any of the Collateral is on file in any public office.

         Section 3.3 Names, Offices and Locations. The Borrower does business solely under its own name and the trade names and styles, if any, set forth on the signature page hereof. The Borrower's chief place of business and chief executive office and the office where it keeps its books and records concerning the Collateral are located at its address set forth on the signature page hereof.

         Section 3.4 Representations Concerning Pledged Securities and Assigned Rights. All Pledged Securities, Assigned Rights and Pledged Documents (unless otherwise disclosed by the Borrower to the Bank in writing) are genuine, are in all respects what they purport to be, are not evidenced by a judgment and represent undisputed, bona fide transactions completed or to be completed in accordance with the terms and conditions of any document related thereto; (ii) none of the Pledged Securities, Assigned Rights or Pledged Documents have been sold or pledged to any other person or entity; (iii) no Person obligated thereon has any defense, setoff, claim or counterclaim against the Borrower which can be asserted against the Bank to reduce payment of the Pledged Securities or Assigned Rights; and (iv) the Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility of any right to payment of the Pledged Securities, Assigned Rights or Pledged Documents.

             Section 4 - Sale and Collection; Retention of Payments

         Section 4.1 Collection of Pledged Securities. Until such time as the Bank shall notify the Borrower of the revocation of such authority, the Borrower will endeavor to collect, as and when due, all amounts due under the Pledged Securities, and shall take any action in connection with such collection as the Bank may reasonably request.

         Section 4.2 Collection by the Bank. The Bank may, but shall not be obligated to, at any time, upon notice to the Borrower following the occurrence of any Default (a) notify the Issuers or any other parties obligated on any of the Pledged Securities to make payment directly to the Bank, (b) enforce collection of any of the Pledged Securities by suit or otherwise, and (c) surrender, release, exchange, compromise, extend or renew all or any part of the Pledged Securities or Assigned Rights. Upon request of the Bank following the occurrence of any Default, the Borrower shall, at its own expense, notify all Issuers obligated on any of the Pledged Securities to make all payments thereunder directly to the Bank.

         Section 4.3 Transmittal of Items to the Bank. The Borrower will, upon request of the Bank following the occurrence of any Default, upon receipt, transmit and deliver to the Bank, in the form received, all cash, checks, drafts, and any other form of payment (properly endorsed, where required, so that such items may be collected by the Bank) received as proceeds of any of the Collateral. Following occurrence of any Default, the Bank is authorized to endorse, in the name of the Borrower, any item received by the Bank constituting a proceed of any of the Collateral. After such request by the Bank, any such items received by the Borrower will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Bank until delivered to the Bank.

         Section 4.4 Collection Account. All items or amounts which are received by the Bank as proceeds of the Collateral shall be deposited to the credit of a deposit account of the Borrower with the Bank, securing the Liabilities (the "Collection Account"). The Borrower shall have no right to make withdrawals from the Collection Account.

         Section 4.5 Voting and Consensual Rights Prior to Default. So long as no Default shall have occurred and be continuing (and after any Default until, by notice to the Borrower, the Bank elects to exercise the right to vote or consent), the Borrower shall retain the right to exercise all voting, consensual and other power of ownership pertaining to the Pledged Securities owned by it for all purposes not inconsistent with the terms of this Agreement or any other Credit Document; and the Bank shall execute and deliver to the Borrower or cause to be executed and delivered to the Borrower all such proxies, powers of attorney, dividend and other orders and all such instruments, without recourse, as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the rights and powers which it is entitled to exercise pursuant to this Section.

         Section 4.6 Interest Payments Prior to Default. Unless and until a Default has occurred and is continuing, the Borrower shall be entitled to receive and retain any interest payments or principal amortization payments on the Pledged Securities owned by it, and any such payments that the Bank receives (whether because the Pledged Securities are registered in the name of the Bank or otherwise) shall be promptly forwarded by the Bank to the Borrower in the form received.


                       Section 5 - Agreements of Borrower

         The Borrower agrees that, unless otherwise agreed in writing by the Bank, it will:

         Section 5.1  Delivery and Other Perfection.  The Borrower shall:

         (a)  deliver  to  the  Bank  any  Pledged   Securities   consisting  of
         certificated securities, together with assignments separate from certificates (bond powers) for each such certificate, and upon request of the Bank cause the certificate to be registered in the name of the Bank or its nominee;

         (b) for any Pledged Securities consisting of an uncertificated securities, upon request of the Bank either cause such securities to be registered in the name of the Bank or its nominee or cause the issuer or any securities intermediary that is the registered holder of such securities to enter into an agreement satisfactory to the Bank that provides that such issuer or securities intermediary will comply with instructions originated by the Bank without further consent by the registered owner of such securities;

         (c) for any Pledged Securities consisting of certificated securities held in the name of a securities intermediary or of other securities entitlements, upon request of the Bank take such actions as shall be requested by the Bank to cause the bank to become the entitlement holder of such securities or cause such securities intermediary of such securities to enter into an agreement satisfactory to the Bank that provides that such securities intermediary will comply with instructions originated by the Bank without further consent by the entitlement holder;

         (d) at any time or times hereafter execute and deliver such other documents and perform such other acts as the Bank may reasonably request to establish, maintain, perfect and enforce the Bank's security interest in the Pledged Securities and rights under this Agreement; and

         (e) keep full and accurate books and records relating to the Pledged Securities.

         Section 5.2 Other Financing Statements and Liens. Without the prior written consent of the Bank, the Borrower shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction any financing statement or like instrument with respect to the Collateral in which the Bank is not named as the sole secured party. Sole beneficial ownership of the Pledged Securities shall at all times remain with the Borrower, and the Borrower shall not at any time incur or permit to exist any Liens on the Pledged Securities or any other Collateral except for those Liens in favor of the Bank created or provided for herein.

         Section 5.3 Amendment to Pledged Documents. Except to the extent expressly permitted under Section 4 hereof, not amend or modify in any material respect, compromise, extend, rescind or cancel any Pledged Documents or waive any provision thereof or consent to a postponement of strict compliance on the part of any party thereto to any term or provision thereof

         Section 5.4 Schedules and Reports. Furnish to the Bank, in form and detail satisfactory to the Bank from time to time, as the Bank may request, such schedules, certificates and reports concerning the Collateral as the Bank may reasonably request.

         Section 5.5 Inspection. Permit the Bank and its agents or its designees, from time to time, to inspect, audit and make copies of all books and records constituting or otherwise concerning the Collateral, and will, upon request of any Bank, deliver to the Bank all of such records which pertain to the Collateral. All information obtained by the Bank shall be subject to the confidentiality provisions of the Credit Agreement.

         Section 5.6 Financing Statements and Filing. Upon request of the Bank, execute such financing statements and other documents (and pay the cost of recording the same in all offices requested by the Bank) and do such other acts as the Bank may from time to time request to establish and maintain a valid perfected security interest in the Collateral. The Borrower agrees that any carbon, photographic or other reproduction of this Agreement or of any such financing statement may be filed as a financing statement.

         Section 5.7 Location of Records. Keep the records concerning the Collateral at the address shown on the signature page hereof and not remove the records from such location without the prior written consent of Bank;

         Section 5.8 Transfer, Sale or Security Interest. Except as expressly authorized under Section 4 and Section 6 hereof (subject to the limits therein),


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

not sell, lease, transfer, consume, assign or otherwise dispose of, or create or permit to exist any lien on or security interest (other than the Bank's security interest) in, any Collateral.

         Section 5.9 Payment of Taxes, etc. Pay, when due, all taxes, assessments, governmental charges and other similar charges levied against any of the Collateral, except and so long as the Borrower is contesting such taxes, assessments or charges in good faith and, by appropriate proceedings and the Borrower has set aside on its books such reserves or other appropriate provisions therefor as may be required by generally accepted accounting principles, and so long as no enforcement action is being taken that would interfere with the Borrower's use of such Collateral or the enforcement of the Bank's rights hereunder.

         Section 5.10 Eligible Bonds. The Borrower has examined and will examine all Pledged Securities and all documents pertaining to the Pledged Securities, and shall complete requisite due diligence necessary to determine whether the Pledged Securities constitute Eligible Bonds. The Borrower shall notify the Bank in writing to be delivered with the relevant Collateral Certificate of any Pledged Securities that are not Eligible Bonds and shall represent, warrant and certify that except as identified in such notice, all Pledged Securities are Eligible Bonds If the Borrower has performed such requisite due diligence, and if the Borrower shall thereafter become aware that any Pledged Securities are not Eligible Bonds, or that for any reason any Pledged Securities have ceased to be Eligible Bonds, then (a) the Borrower shall promptly notify the Bank, and identify such Pledged Securities, (b) recalculate the Borrowing Base without such Pledged Securities as Eligible Bonds, and (c) comply with the provisions of
Section 4.4 of the Credit Agreement respecting delivery of additional Pledged Collateral or payment of the Loans. Provided that the Borrower shall comply with the provisions of this Section, the inaccuracy of the Borrower's initial representation, warranty and certification shall not be deemed a default under
Section 10.1(b) of the Credit Agreement.




               Section 6 - Release of Collateral Prior to Default

         The Borrower may request at any time and from time to time that certain specified Pledged Securities be released by the Bank, and the Bank will release such Pledged Securities, subject to the following: (a) at the time of such request and such release, no Default and no Event of Default shall have occurred and be continuing under the Credit Agreement (as the terms "Default" and "Event of Default" are defined in the Credit Agreement), (b) together with its request specifying the Pledged Securities to be released, the Borrower shall have submitted a Borrowing Base Certificate, updated to the day of the request, showing that after giving effect to the release of such Pledged Securities, the Loans will not exceed the Borrowing Base. If such conditions are met, the Bank will promptly release such Pledged Securities by delivering the certificates representing such Pledged Securities to the Borrower by air courier or other means mutually agreed upon, and upon such delivery, such securities shall cease to be Pledged Securities hereunder.


     Section 7 - Bank's Performance of Duties and Power of Attorney

         Section 7.1 Bank's Performance of Agreements and Reimbursement. The Bank may, from time to time, at its option, perform any agreement of the Borrower hereunder which the Borrower shall fail to perform and take any other action which the Bank deems necessary for the maintenance or preservation of the Collateral or its interest therein, and the Borrower shall reimburse the Bank for all expenses of the Bank in connection with the foregoing, together with interest thereon at the highest rate of interest borne by any of the Liabilities at such time from the date incurred until reimbursed by the Borrower.

         Section 7.2 Power of Attorney. The Borrower hereby irrevocably appoints the Bank as the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower, the Bank or otherwise, from time to time in the Bank's discretion, to take any action and to execute any instrument which the Bank may deem advisable to accomplish the purposes of Section 7.1 and to exercise any right and remedy otherwise permitted under the Credit Documents upon the occurrence of a Default. The Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is irrevocable and is coupled with an interest.

         Section 7.3 No Liability on Collateral. The rights and powers of the Bank hereunder are conferred solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such rights or powers. The Bank does not in any way assume any of the Borrower's obligations under, or with respect to, the Collateral. The Borrower shall remain liable with respect to the Collateral to the same extent as if this Agreement had not been executed.

         Section 7.4 Care of Collateral. Except for the safe custody of any Collateral in its possession, the Bank shall have no duty as to any Collateral or as to the taking of any steps to preserve rights against any other party. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Bank accords its own property, or is accorded treatment complying with any provision of any other document setting forth a standard of care for such Collateral.


                        Section 8 - Default and Remedies

         During the time a Default shall have occurred and be continuing:

         Section 8.1 Rights under Uniform Commercial Code. The Bank shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted).

         Section 8.2 Sale of Collateral. The Bank may, upon 15 business days' prior written notice to the Borrower of the means and, if relevant, time and place, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Bank deems best, and for cash or on credit or for future delivery, at public or private sale, and the Bank or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of, and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of the Borrower, any such demand, notice or right and equity being hereby expressly waived and released. The Bank may resort to the Collateral for payment of any of the Liabilities whether or not the Bank shall have resorted to any other property securing any of the Liabilities or shall have proceeded against any party primarily or secondarily liable on any of the Liabilities.

         Section 8.3. Deficiency. If the proceeds of the sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Liabilities, the Borrower shall remain liable for any deficiency.

         Section 8.4.  Private Sale and Compliance with Law.

         (a) The Bank shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Borrower hereby waives any claim against the Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale conducted in a commercially reasonable manner was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Liabilities, even if the Bank accepts the first offer received and does not offer the Collateral to more than one offeree.

         (b) The Borrower agrees that in any sale of any the Collateral whenever a Default hereunder shall have occurred and be continuing, the Bank is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers or require that such prospective bidders and purchasers be persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Borrower further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Bank be liable nor accountable to the Borrower for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         Section 8.5. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the Bank under this Agreement, including without limitation proceeds held in the Collection Account, shall be applied by the Bank:

         First, to the payment in full of all costs and expenses of such collection, sale or other realization, including reasonable attorneys' fees and legal expenses incurred by the Bank in connection therewith, and all expenses and/or advances made or incurred by the Bank in connection therewith or incidental thereto or to the care or safekeeping of any of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorneys' fees and legal expenses;

         Second, to the payment in full of the Liabilities; and

         Third, but only if all the Bank's commitments to the Borrower shall have expired or been terminated, to the payment to the Borrower, or its successors or assigns, or as a court of competent jurisdiction may


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

         direct, of any surplus then remaining from such proceeds which relate to the Collateral.

         As used in this Section, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of any Company or any issuer of or obligor on any of the Collateral.

                          Section 9- General Provisions

         Section 9.1 Reimbursement of Expenses. The Borrower shall reimburse the Bank upon demand for all costs and expenses, including reasonable fees of attorneys for the Bank (who may be employees of the Bank) and legal expenses, incurred by the Bank in seeking to collect or enforce any rights under the Collateral and its rights hereunder.

         Section 9.2 Notices. Any notice from the Borrower to the Bank or from the Bank to the Borrower shall be given, and deemed received, as provided in the Credit Agreement.

         Section 9.3 Waivers and Amendments. No failure or delay on the part of the Bank in the exercise of any power, right or remedy, and no course of dealing between the Borrower and the Bank, shall operate as a waiver of such power, right or remedy, nor shall any single or partial exercise of any power, right or remedy preclude other or further exercise thereof or the exercise of any other power, right or remedy. No notice to or demand on the Borrower not required hereunder shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Bank. Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

         Section 9.4 Remedies Cumulative. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Bank at law or in equity.

         Section 9.5 Termination of Agreement. Unless sooner terminated by the Bank, this Agreement shall terminate when all of the Credit Documents shall have expired or been terminated and all Liabilities shall have been paid in full. This Agreement shall continue notwithstanding that there may be, from time to time, no outstanding loans or extensions of credit from the Bank to the Borrower. Any return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Borrower and shall be without warranty by, or recourse against, the Bank.

         Section 9.6 Successors and Assigns. This Agreement shall be binding upon the Borrower, its successors and assigns (and, if an individual, the Borrower's heirs, estate and personal representatives), and shall inure to the benefit of, and be enforceable by, the Bank and its successors, transferees, and assigns.

         Section 9.7 Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Minnesota.

         Section 9.8 Severance. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         Section 9.10 Consent to Jurisdiction. AT THE OPTION OF THE BANK, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.

         Section 9.11 Waiver of Jury Trial. THE BORROWER AND THE BANK WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY
RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                            ASSET INVESTORS CORPORATION


                                            By: /s/ Spencer I. Browne
                                               -------------------------------

                                            Its: President
                                                ------------------------------


                                            By: /s/ Kevin J. Nystrom
                                               -------------------------------

                                            Its: Vice President and Chief
                                                 Accounting Officer
                                                ------------------------------


Address:
3600 South Yosemite
Suite 300
Denver, CO 80237
Attention: President, with copy to
           Chief Accounting Officer


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

Telephone: (303) 793-2703
Fax: (303) 771-3461

Trade Names (see Section 3.3): NONE



                                           FIRST BANK NATIONAL ASSOCIATION


                                           By: /s/Charles I. Broadnax
                                              --------------------------------

                                           Its: Vice President
                                               -------------------------------
Address:
601 2nd Ave. S.
Minneapolis, Minnesota 55402-4302
Attention: Mr. Charles I. Broadnax
Telephone: (612) 973-0783
Fax: (612) 973-0824



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